3M to Acquire Capital Safety

Acquisition Expands 3M’s Presence in Fast-Growing Personal Protective Equipment Industry

ST. PAUL, Minn. – June 23, 2015 – 3M announced today that it has entered into a definitive agreement to acquire Capital Safety, from KKR for a total enterprise value of $2.5 billion including the assumption of approximately $0.7 billion of debt, net of cash acquired. Capital Safety is a leading global provider of fall protection equipment, one of the fastest-growing safety categories within the global personal protective equipment industry.

The personal protective equipment industry is a strategic priority for 3M. Demand for personal protective equipment is rapidly growing, driven by increasing regulatory focus on worker safety across both developed and developing countries.

Capital Safety’s industry-leading products and solutions include harnesses, lanyards, self-retracting lifelines and engineered systems sold under well-known global brands DBI-SALA and PROTECTA. The company has demonstrated strong and consistent growth with sales increasing at a compound annual growth rate of 10 percent over the past four years. The company’s sales, adjusted to include recent acquisitions on a full-year basis, were approximately $430 million for its fiscal year ended March 31, 2015.

3M’s Personal Safety business, part of 3M’s Safety and Graphics Business Group, is a global provider of respiratory and hearing protection solutions that help improve the safety and security of workers. The business also supplies products and solutions in other safety categories such as reflective materials for high-visibility apparel, protective clothing and eyewear, among others.

“Personal safety is a large and strategically important growth business in the 3M portfolio,” said Inge G. Thulin, 3M chairman, president and chief executive officer. “The acquisition of Capital Safety bolsters our personal safety platform and will build on our fundamental strengths in technology, manufacturing, global capabilities and brand.”

“Capital Safety is a tremendous business with a strong reputation in the safety industry and a talented team of dedicated employees,” added Frank Little, executive vice president, 3M Safety and Graphics Business Group. “3M’s brand in personal protective equipment, combined with our global capability, will provide a broader array of products and solutions to both Capital Safety’s and 3M’s customers."

The business employs approximately 1,500 people worldwide and is headquartered in Bloomington, Minn.

“We have had an absolutely fantastic partnership with the management and employees of Capital Safety. Over the past three years, the company has driven impressive top-line growth, broadened its geographic presence and further optimized its operations. Today, Capital Safety is a clear global leader in fall protection,” Pete Stavros, member of KKR and head of the Industrials team, said. “3M is a perfect home for a company and team that is so deeply committed to safety.”

“This is a great strategic fit and provides Capital Safety and its employees with a strong platform for future growth,” said Stephen Oswald, chief executive officer, Capital Safety. “Each company also highly values innovation and this will enable us to drive further product development and provide a broader array of solutions to both Capital Safety and 3M customers.”

On a GAAP reported basis, 3M estimates the acquisition to be $0.04 dilutive to earnings in the first 12 months following completion of the transaction. Excluding purchase accounting adjustments and anticipated one-time expenses related to the transaction and integration, 3M estimates the acquisition to be $0.12 accretive to earnings over the same period.

The effective enterprise value multiple is approximately 14 times annual adjusted EBITDA for the first 12 months following the completion of the transaction.

The transaction is expected to close in the third quarter, subject to customary closing conditions and regulatory approvals. 3M will finance the transaction with existing cash, a portion of which will come from outside the U.S.

Morgan Stanley acted as the exclusive financial advisor to 3M. Goldman, Sachs & Co. acted as the exclusive financial advisor to KKR.

DBI-SALA and PROTECTA are registered trademarks of Capital Safety.

Forward-Looking Statements

This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic and capital markets conditions and other factors beyond the Company's control, including natural and other disasters affecting the operations of the Company or its customers and suppliers; (2) the Company's credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; and (10) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and its subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Report). The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR's investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE:KKR), please visit KKR's website at www.kkr.com.

About Capital Safety

Capital Safety, a global leader in fall protection with 27 operating sites worldwide, is home of the DBI-SALA and PROTECTA brands. All of Capital Safety’s fall protection equipment and services are backed by extensive training, knowledgeable technical assistance and professional customer service. For more information, contact Capital Safety at 800-328-6146 or visit www.capitalsafety.com.

About 3M
At 3M, we apply science in collaborative ways to improve lives daily. With $32 billion in sales, our 90,000 employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNewsroom.

###

Media Contacts:

Lori Anderson, 3M, 651-733-0831

Kristi Huller
Director of Communications, Americas

KKR

212-230-9722

Kristi.Huller@kkr.com

3M Investor Contacts:

Bruce Jermeland, 651-733-1807

Mike Kronebusch, 651-733-1141